Calculation of Filing Fee Tables
S-8
Starfighters Space, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.00001 per share	Other	4,700,000	$ 3.59	$ 16,873,000.00	0.0001381	$ 2,330.16
Total Offering Amounts:						$ 16,873,000.00		$ 2,330.16
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 2,330.16
Offering Note
[1]	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement covers as indeterminate number of additional shares of Common Stock (as defined below) that may be offered and issued to prevent dilution resulting from share dividends, share splits, reverse share splits, combinations of shares, spin-offs, recapitalizations, mergers or similar capital adjustments as provided in the Amended and Restated 2023 Stock Incentive Plan (the "Plan") of Starfighters Space, Inc. (the "Registrant"). Represents the total number of shares of common stock, par value $0.00001 per share (the "Common Stock") of the Registrant issuable upon the exercise of outstanding stock options and upon the settlement of restricted stock units granted pursuant to the Plan as of the date of this Registration Statement. Estimated solely for the purpose of calculating the registration fee pursuant to 457(h) under the Securities Act and based upon the exercise price of the outstanding stock options and deemed value of the shares of common stock underlying the restricted stock units at the time of grant under the Plan.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A